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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    July 26, 2006
                                                 -------------------

                           Global Resource Corporation
                           ---------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                  000-50944                      84-156582
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(State or other jurisdiction     (Commission File Number)     IRS Employer
of incorporation)                                             Identification No)

   219 Robwood Rd  Baltimore, Md                             21222
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(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code    (410) 477-1328
                                                    -------------------

                         9444 Wapples Street, Suite 290
                               San Diego, CA 92121
                               -------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 26, 2006 the Company entered into a Plan and Agreement of Reorganization with Carbon Recovery Corporation for the acquisition by the Company of substantially all of the assets of Carbon Recovery Corporation in exchange for:

         1. The assumption by the Company of nominal, if any, non-warrant liabilities;

         2. The issuance by the Company to Carbon Recovery Corporation for the benefit of the shareholders of Carbon Recovery Corporation, of 50,000,000 shares of the Company's Common Stock having a deemed value for purposes of the transaction of $1.00 per share; and

         3. The assumption by the Company of Carbon Recovery Corporation's warrants (contractual committments) and issuance by the Company, to Carbon Recovery Corporation for the benefit of the holders of Carbon Recovery Corporation's issued and outstanding warrants, of an equal number of the Company's Common Stock Purchase Warrants having identical terms to Carbon Recovery Corporation's issued and outstanding warrants as of the date of Closing.

Carbon Recovery Corporation is a development stage company with a license for proprietary technology and related custom software for the use of microwaves for the breaking down of petroleum-based products, such as used tires, into their component parts, capturing those components for resale

The transaction is intended to qualify as a so-called "C" Reorganization under
Section 368(a)(1)(C) of the Internal Revenue Code. Accordingly, following the transaction Carbon Recovery Corporation will be dissolved. Carbon Recovery Corporation will utilize a liquidating trust to hold the securities being issued, pending the ability to distribute such shares pursuant to the requirements of the securities laws. The Agreement provides for both piggyback and demand registration rights for the securities being issued.

As a condition precedent to the Closing, and prior to the issuance of the securities to Carbon Recovery Corporation, the Company will declare a reverse stock split of 100 to 1, or one share for each one hundred shares currently held. As of the date of this filing the Company has approximately 7,215,034 shares issued and outstanding and after the reverse stock split and prior to Closing will have approximatley 72,151 shares issued and outstanding.

The exercise price of the warrants to be issued by the Company on assumption of the warrant liabilities of Carbon Recovery Corporation will likely be higher than the anticipated public market price of the post-split shares and, accordingly, are expected to have little, if any, value.

Closing is scheduled for August 31, 2006 or as soon thereafter as the conditions for Closing are satisfied. The Plan and Agreement of Reorganization contains provisions for the termination of the Agreement prior to Closing by either party under certain circumstances.

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ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

               Exhibit 10.3   Plan and Agreement of Reorganization




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 GLOBAL RESOURCE CORPORATION


                                                 By: /s/ Mary Radomsky

Dated: July 26, 2006